2005 CHURCHILL DOWNS INCORPORATED
DEFERRED COMPENSATION PLAN

(Effective January 1, 2005)

2005 CHURCHILL DOWNS INCORPORATED
DEFERRED COMPENSATION PLAN
(Effective January 1, 2005)

2005 CHURCHILL DOWNS INCORPORATED
DEFERRED COMPENSATION PLAN
(Effective January 1, 2005)

SECTION 1.
ESTABLISHMENT AND PURPOSE OF PLAN

1.1	Establishment and Restatement of Plan. The Board established the 2005 Churchill Downs Incorporated Deferred Compensation Plan effective January 1, 2005.

1.2	Purpose of Plan. The purpose of the Plan is to provide eligible executives and directors of Company and its affiliated companies an opportunity to defer to a future date the receipt of base and bonus compensation for services as well as director’s fees.

1.3	Internal Revenue Code §409A. The 2005 Churchill Downs Incorporated Incentive Compensation Plan (the “2005 Plan”) is intended to be a new deferred compensation plan compliant with the requirements of new Code §409A which became effective for deferrals of compensation after December 31, 2004. This Plan amends the Churchill Downs Incorporated Deferred Compensation Plan (as amended and restated effective January 1, 2001) which was in existence on December 31, 2004 (the “Prior Plan”) by freezing the Prior Plan and all deferrals of compensation otherwise earned and vested on or prior to December 31, 2004 (including bonus compensation with respect 2004 service), pursuant to an election made on or prior to December 31, 2004, are deferred under, and remain subject to, the provisions of the Prior Plan as it existed on October 3, 2004 (attached hereto as Exhibit A). It is intended that no deferrals will be made under the Prior Plan after December 31, 2004, except that an election made on or before December 31, 2004 with respect to salary earned for services performed during calendar year 2005 shall be a deferral under the Prior Plan but such deferral and any earnings thereon shall be subject to the requirements of Code §409A. For purposes of administrative convenience and efficiency and compliance with Code §409A, such deferral of 2005 salary and the earnings thereon may be transferred to the 2005 Plan provided such transfer conforms to, and does not cause the remaining deferrals under the Prior Plan and earnings thereon to become subject to, the requirements of Code §409A. All deferrals of compensation with respect to service performed after December 31, 2004 shall be governed by the terms of the 2005 Deferred Compensation Plan. Deferrals under the Prior Plan shall include all amounts transferred from any other plan of deferred compensation to the Prior Plan on or before October 3, 2004. The Company shall maintain separate bookkeeping accounts of Grandfathered Deferrals, including all earnings thereon, and amounts deferred under the 2005 Deferred Compensation Plan.

SECTION 2.
DEFINITIONS

2.1	“Account” means the Participant’s In-Service Account, Distribution Account and Transferred Account which are bookkeeping accounts established on the Company’s records showing the amount of the Participant’s accrued: (1) Employer contributions; (2) Compensation and Director’s Fees deferred pursuant to the Participant’s election; (3) in the case of a Transferred Account, deferred compensation transferred to the Plan pursuant to Section 3.9; and (4) any notional earnings and losses accrued thereon.

2.2	“Board” means Company’s Board of Directors.

2.3	“Compensation” means the regular base salary and annual bonus or incentive compensation payable by the Employer to the Participant for services performed for the Employer.

2.4	“Cause,” in connection with the termination of the Participant’s employment with the Employer, means that, in the judgment of the Company’s President, based upon any information or evidence reasonably persuasive to the President, the Participant: [i] willfully engaged in activities or conducted himself or herself in a manner seriously detrimental to the interests of the Employer, Company or its affiliates; or [ii] failed to execute the duties reasonably assigned to him or her in a reasonably timely, effective, or competent manner; provided, however, that the termination of the Participant’s employment because of Disability shall not be deemed to be for Cause and the determination of Cause in the event of the President’s employment termination shall be determined by the Board.

2.5	“Change of Control” means a change in the ownership or effective control of the Employer, or in the ownership of a substantial portion of the assets of the Employer. To constitute a Change of Control with respect to a Participant, the event must relate to [a] the corporation for whom the Participant is performing services, [b] the corporation that is liable for the payment of the amounts deferred under this Plan, [c] a corporation that is the majority shareholder of a corporation identified in [a] or [b], or [d] any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in [a] or [b]. For purposes of this definition, the attribution rules of Code §318(a) apply to determine stock ownership. Stock underlying a vested option is considered owned by the holder of the option, except where the option is exercisable for stock that is not vested.

(a)

Change in the Ownership of a Corporation. A change in the ownership of a corporation occurs on the date that any one person, or more than one person acting as a group (as defined in paragraph (b)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of such corporation.

(b)

Persons Acting as a Group. Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(c)

Change in the Effective Control of the Corporation. Notwithstanding that a corporation has not undergone a change in ownership, a change in the effective control of a corporation occurs on the date that either —

(i)

  Any one person, or more than one person acting as a group (as determined under paragraph (b)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of such corporation; or

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(ii)

 a majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors prior to the date of the appointment or election, provided that for purposes of this paragraph (ii) the term corporation refers solely to the relevant corporation identified in the first paragraph of this Section for which no other corporation is a majority shareholder for purposes of that paragraph (for example, if Corporation A is a publicly held corporation with no majority shareholder, and Corporation A is the majority shareholder of Corporation B, which is the majority shareholder of Corporation C, the term corporation for purposes of this paragraph (ii) would refer solely to Corporation A).

In the absence of an event described in paragraph (i) or (ii), a change in the effective control of a corporation will not have occurred.

(d)	Multiple Change in Control Events. A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a Change in Control.

(e)

Acquisition of Additional Control. If any one person, or more than one person acting as a group, is considered to effectively control a corporation, the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation (or to cause a change in the ownership of the corporation).

(f)

Change in the Ownership of a Substantial Portion of a Corporation’s Assets. A change in the ownership of a substantial portion of a corporation’s assets occurs on the date that any one person, or more than one person acting as a group (as determined in paragraph (b)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(g)

Transfers to a Related Person. There is no Change in Control when there is a transfer to an entity that is controlled by the shareholders of the transferring corporation immediately after the transfer, as provided in this paragraph (g). A transfer of assets by a corporation is not treated as a change in the ownership of such assets if the assets are transferred to —

(i)	A shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)	An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the corporation;

(iii)	A person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the corporation; or

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(iv)	An entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

For purposes of this paragraph (g) and except as otherwise provided, a person’s status is determined immediately after the transfer of the assets. For example, a transfer to a corporation in which the transferor corporation has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor corporation after the transaction is not treated as a change in the ownership of the assets of the transferor corporation.

2.6	“Code” means the Internal Revenue Code of 1986, as amended.

2.7	“Committee” means the Compensation Committee of the Board.

2.8	“Common Stock” means the common stock, no par value, of the Company.

2.9	“Company” means Churchill Downs Incorporated, a Kentucky corporation, with its principal place of business at 700 Central Avenue, Louisville, Kentucky 40208.

2.10	“Director” means a member of an Employer's board of directors.

2.11	“Director Fees” means the retainer, meeting and other fees payable by the Employer to a member of an Employer’s board of directors for service performed as a board member.

2.12	“Disability” or “Disabled” means the Participant [i] is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, or [ii] is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Employer.

2.13	“Distribution Account” means the Account established for the Participant for distribution to the Participant on or after separation from service at the Participant’s election in accordance with Section 5.

2.14	“Employee” means an individual who is an employee of an Employer and who is part of a select group of management or highly compensated employees of the Employer within the meaning of Labor Reg. §2520.104-23.

2.15	“Employer” means the Company and any subsidiary or affiliated company that adopts the Plan as to its eligible Employees and Directors pursuant to Section 7.

2.16	“Employer Discretionary Contributions” means the contributions made by the Employer to a Participant’s Account on a discretionary basis under Section 3.8.

2.17	“Employer Matching Contributions” means the matching contributions made by the Employer to a Participant’s Account under Section 3.7.

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2.18	“In-Service Account” means the Account established for the Participant for distribution to the Participant before the Participant’s separation from service with the Employer at the Participant’s election in accordance with Section 5.

2.19	“IRS” means the Internal Revenue Service, Department of the Treasury of the United States.

2.20	“Participant” means an Employee or Director who is or has been designated by the Committee as being eligible to participate in the Plan and who has an amount credited to an Account for his or her benefit under the Plan.

2.21	“Performance Based Compensation” means compensation where [i] the payment of the compensation or the amount of the compensation is contingent on the satisfaction of organizational or individual performance criteria, and [ii] the performance criteria are not substantially certain to be met at the time of a deferral election is permitted, including compensation based upon subjective performance criteria where [a] any subjective performance criteria relates to the performance of the Participant, a group which includes the Participant, or a business unit for which the Participant provides services (which may include the entire Employer), and [b] the determination that any subjective performance criteria have been met is not made by the Participant or a family member of the Participant (as defined in Code §267(c)(4) applied as if the family of an individual includes the spouse of any member of the family).

2.22	“Plan” means the 2005 Churchill Downs Deferred Compensation Plan as described herein, and as amended from time to time.

2.23	“Profit Sharing Plan” means the Churchill Downs Incorporated Profit Sharing Plan.

2.24	“Secretary” means the Secretary of the Treasury of the United States.

2.25	“Stock Account” means the notional investment account established for a Director in accordance with Section 4.11.

2.26	“Stock Election” means the election referred to in Section 4.11.

2.27	“Transferred Account” means the Account established for the Participant, and reflecting deferred compensation transferred to the Plan pursuant to Section 3.9, for distribution to the Participant on or after separation from service at the Participant’s election in accordance with Section 5 or as otherwise specified by the Committee pursuant to Section 3.9.

2.28	“Unforeseeable emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code §152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

SECTION 3.
PARTICIPATION, CONTRIBUTIONS AND DEFERRALS

3.1	Eligibility. The Plan is intended to constitute, and shall be administered to qualify as, a “top hat” plan exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended, pursuant to Labor Reg. §2520.104-23 and shall be maintained strictly for a select group of management or highly compensated employees as contemplated by said regulation. Subject to the requirements of said regulation, the Committee may designate any of an Employer’s management or highly compensated Employees or an Employer’s Directors as being eligible to participate in the Plan. The Committee shall communicate designation of eligibility to the Employee or Director in writing as soon as administratively practicable.

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3.2	Commencement of Participation. An Employee or Director who is designated as eligible to participate in the Plan in accordance with Section 3.1 shall commence participation on the next January 1 following the date the Employee or Director files his or her deferral election with the Committee, or its designated agent, in accordance with Section 3.4.

3.3	Revocation of Right to Participate in Plan. The Committee may revoke the right of any Participant to participate in the Plan, which revocation shall be effective with respect to Compensation and Director’s Fees earned and payable after the date of such revocation. The revocation shall not alter or diminish the rights of the Participant with respect to amounts credited to the Participant’s Account before the revocation.

3.4	Participant Deferral Elections. An Employee or Director who has been designated as eligible to participate in the Plan may elect, in writing on forms approved by the Committee, to defer the receipt of all or a portion (in one percent (1%) increments) of his or her Compensation and Director’s Fees earned and payable after the effective date of such election and have such amount credited to the Participant’s Account pursuant to the terms of the Plan. The deferral election shall continue from year to year until revoked or modified by the Participant. Deferral elections, and revocation or modifications thereto, must be made during the period of time established by the Committee before the beginning of the calendar year and shall be effective on the January 1 following receipt by the Committee of the completed election form. Deferral elections with respect to bonus or incentive compensation payable on services performed in a calendar year must be made before the end of the preceding calendar year; provided, that in the case of Performance Based Compensation, the deferral election may be made not later than 6 months before the end of the performance period.

3.5	No Deferrals During Long Term Disability. A Participant may not make deferrals under this Plan during any period that the Participant is receiving benefits under a long term disability plan of an Employer.

3.6	Revocation/Modification of Deferral Elections. Deferral elections may be revoked or modified by the Participant by notifying the Committee in writing of such revocation or modification on forms available from the Committee. Any revocation or modification of a deferral election shall be effective on the January 1 following receipt by the Committee of a completed revocation/modification form. Deferral elections shall be automatically revoked on the effective date of Plan termination and on the date the Participant becomes ineligible to participate in the Plan. No modification of a deferral election shall alter the time and form of distribution of any prior deferral.

3.7	Employer Matching Contributions. The Account of a Participant who is an employee shall be credited with an Employer Matching Contribution on base compensation deferrals made to this Plan equal to the Employer Matching Contribution the Participant would have received under the Profit Sharing Plan (whether or not the Participant participates in the Profit Sharing Plan) but for the dollar limits applicable under the Profit Sharing Plan less any Employer Matching Contribution allocated to the Participant’s account under the Profit Sharing Plan. No matching contributions shall be made on Transferred Accounts.

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3.8	Employer Discretionary Contributions. The Employer, in its sole discretion, may make additional Employer Discretionary Contributions to the Account of any one or more Participants who are employees. Unless expressly so provided by the Committee, Employer Discretionary Contributions shall not be made to Transferred Accounts. The amount of Employer Discretionary Contributions credited to a Participant’s Account pursuant to this Section 3.8, if any, shall be determined by the Employer in its sole discretion.

3.9	Transfer Contributions. A Participant may request a transfer to the Plan of contributions deferred under another deferred compensation plan which qualified as an unfunded “top hat” arrangement under Title I of ERISA as well as for income tax purposes. The Committee, in its sole discretion, may elect whether or not to accept transfers from other deferred compensation plans. Unless otherwise specified by the Committee, deferred accounts transferred to this Plan shall be subject to the terms and conditions of this Plan, including but not limited to the time and method of distribution and the Participant shall make a distribution election in accordance with Section 5. The Committee shall accept transfers from other deferred compensation plans only to the extent that such transfer, and any applicable timing and method of distribution, complies with the requirements of Code §409A and will not cause the transferred amounts, or amounts deferred under this Plan, to be subject to the additional tax imposed under Code §409A on deferrals which fail to meet the requirements of such Code §409A. No matching contributions shall be made on deferred compensation transferred to the Plan pursuant to this Section 3.9.

SECTION 4.
VESTING AND ADMINISTRATION OF ACCOUNTS

4.1	Credits/Debts to Account. Compensation and Director’s Fees deferred under this Plan pursuant to the Participant’s election in accordance with Section 3.4 shall be credited to the Participant’s Account as soon as administratively practical after the date the deferrals would otherwise have been payable to the Participant in accordance with the Employer’s normal payroll practices. Matching contributions under Section 3.7 shall be credited to the Participant’s Account at the time matching contributions are allocated to participant accounts under the Profit Sharing Plan. Employer discretionary contributions made by the Employer pursuant to Section 3.8 shall be credited to the Participant’s Account at the time specified by the Employer.

4.2	Establishment of Rabbi Trust. The Company may establish an irrevocable grantor trust to provide a source of funds to assist the Employer in satisfying its liability to Participants and their beneficiaries under this Plan. If such rabbi trust is established, the Employer may make contributions to the trust, with respect to deferrals, in such manner and at such times as the Committee determines. The Employer may make contributions to the trust in such other manner and at such other times as the Committee deems appropriate in its sole discretion. Each Employer shall be the sole owner of the assets of the trust as to its participating Employees and Directors, and the assets of the trust shall be subject to the claims of the general creditors of the Employer. The sole interest of Participant and the Participant’s beneficiaries to the assets of the trust shall be as a general creditor of the Employer. Notwithstanding the foregoing, no such trust, nor the assets held by such trust, shall be located outside the United States. In addition, no such trust shall provide for the assets thereof to become restricted to the provision of benefits under the Plan, or distributed to a Participant, as a result of a change in the financial health or condition of the Employer.

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4.3	Vesting of Deferrals. Compensation and Director’s Fees credited to a Participant’s Account, and notional earnings thereon, shall be one hundred percent (100%) vested and nonforfeitable at all times, subject to adjustment for notional investment losses and deemed transaction fees in accordance with Section 4.6. Transferred Accounts shall be one hundred percent (100%) vested unless otherwise specified by the Committee pursuant to Section 3.9.

4.4	Vesting of Employer Contributions. A Participant shall be vested in Employer Matching Contributions credited to his or her Account pursuant to Section 3.7 and Employer Discretionary Contributions credited to his or her Account pursuant to Section 3.8, and earnings thereon, pursuant to the same vesting schedule applicable to Employer Matching Contributions and Employer Discretionary Contributions under the Profit Sharing Plan.

4.5	Ownership and Investment of Accounts. Subject to the limitations of Section 4.2, amounts credited to a Participant’s Account may be kept in any investment vehicles or assets as may be selected by the Committee in its discretion, subject to the right of the Participant to make an investment election in accordance with Section 4.6. Each Employer shall be the owner of all amounts credited to the Accounts of its participating Employees and Directors until paid to the Participant pursuant to Section 5.

4.6	Participant’s Right to Direct Investment of Account. A Participant may elect to have his or her Account notionally invested in such investment options as are selected by the Committee and made available to Participants for notional investment purposes under the Plan from time to time. The value of a Participant’s Account at any time shall be the value of such underlying notional investments. The Committee shall be under no obligation to make such investments; however, the Committee shall debit or credit, as the case may be, the Participant’s Account with notional earnings or losses as if said investments had actually been made. The Participant’s Account shall be reduced by an amount equal to the brokerage or other transaction costs that would have been incurred in connection with the deemed purchase or sale of an investment. Until such time as investment options are made available by the Committee, a Participant’s Account will be credited with notional interest equal to the prime rate listed in the Money Rates section of The Wall Street Journal on the first business day of the applicable month, plus 100 base points.

4.7	Form of Investment Election. The investment election, if any, must be in writing in a form approved by the Committee, and must be delivered to the Committee and otherwise comply with the rules pertaining to such elections as established by the Committee, on or before such date as the Committee may specify to be valid. The election must designate the percentage of the Account to be notionally invested in each investment option selected; provided, however, that the minimum allocable to any notional investment option shall be one percent (1%) and all percentage designations must be in multiples of one percent (1%). If the Participant fails to make a timely election pursuant to this Section 4.7, such Participant’s deferrals shall be invested in a money market fund or its equivalent as designated by the Committee.

4.8	Effective Date of Investment Election. Any investment election made by the Participant pursuant to this Section 4 shall be effective as soon as administratively practicable after receipt by the Committee, pursuant to procedure established by the Committee and communicated to Participants.

4.9	Changes to Investment Election. Participants may change their investment allocation elections no more than twelve (12) times during any calendar year. Changes are made either by delivering a new investment election form to the Committee, or via an Internet website designated by the Committee, in accordance with the rules of Section 4 and procedures established by the Committee. Investment allocation changes must be in increments of one percent (1%) and shall be effective in accordance with the rules of Section 4.8.

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4.10	Assumption of Investment Risk. The Participant agrees to assume all risk in connection with any change, including any decrease, in the value of Participant’s Account which is notionally invested pursuant to the Participant’s investment election in accordance with the provisions of this Section 4.

4.11	Director’s Right to Direct Investment in Company Stock. Notwithstanding any provisions of this Section 4 to the contrary, each Director who is a Participant under the Plan may elect to have all or part of his or her Director Fees deferred on or after January 1, 2005, notionally invested in shares of the Company’s Common Stock. An investment election by a Director under this Section 4.11 shall be subject to the rules established by the Committee pursuant to this Section 4 except as modified by the following special rules. Directors shall not have any voting rights or other rights attributable to stock ownership. An Employee who is not a Director is not eligible to make a Stock Election. Any amounts allocated to an In-Service Account shall not be eligible for a Stock Election. A Stock Election shall be irrevocable with respect to amounts that have been notionally invested. However, a Director may, at any time, revoke his or her Stock Election with respect to Director Fees earned and payable after the date the revocation is delivered to the Committee in accordance with procedures established by the Committee. The Committee shall establish a Stock Account in the name of each Director who makes a Stock Election, and such sub-account shall be included in the Participant’s Distribution Account and shall be administered in accordance with procedures established by the Committee. As soon as administratively practicable following each dividend payment date, a Director’s Stock Account shall be credited with additional notional Common Stock as if the cash dividend were reinvested in Common Stock. In the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of any or all of the assets of the Company to shareholders, or any other similar change or event effected without receipt of consideration, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change or event shall be made with respect to the Common Stock credited to a Director’s Stock Account as of the applicable date. Subject to the adjustments set forth in the preceding sentence, the number of shares of Common Stock subject to notional investment under this Plan shall not exceed five thousand (5,000) shares. When the maximum number of shares of Common Stock subject to notional investment has been reached, no further Stock Election shall be effective.

SECTION 5.
DISPOSITION OF PARTICIPANT ACCOUNTS

5.1	Plan Distribution Elections. Each Participant shall complete a distribution election with respect to his Distribution Account, Transferred Account and In-Service Distribution Account. Except as otherwise expressly provided herein, amounts credited to a Participant’s Account shall be paid to the Participant in accordance with the Participant’s distribution election; provided, however, that if on the elected distribution date, any notional investment gains or losses cannot then be determined, such distribution shall be delayed until such accounting can be completed. Distribution elections [a] shall be in writing on forms approved by the Committee, [b] in the case of the In-Service Distribution Account, shall specify a distribution date in accordance with Section 5.2, [c] shall specify the form of distribution in accordance with Section 5.3, and [d] shall be filed with the Committee upon first becoming eligible to participate in the Plan. A Participant’s In-Service Account distribution election, in addition to specifying an in-service distribution date, shall specify the form of distribution if the Participant separates from service before the designated date. A Participant may change his or her distribution election with respect to his or her Account (unless otherwise specified by the Committee in accordance with Section 3.9) at any time; provided, however, that [a] no change in an election shall take effect earlier than twelve (12) months from the date of the change election, [b] no change in the election may be made less than twelve (12) months prior to the date of the first scheduled payment of the original distribution election, and [c] with respect to a payment that is not the result of death, disability or unforeseeable emergency (except as may be hereafter permitted by regulations or guidance promulgated under Code §409A by the IRS or the Secretary of the Treasury) the first payment with respect to which such change in the election is made must be deferred for a period of not less than 5 years from the date such payment would otherwise have been made under the prior election. Any change of a prior distribution election which does not meet the foregoing requirements shall be ignored.

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5.2	Distribution Date.

(a)	Distribution and Transferred Accounts. A Participant’s Distribution Account, and the Participant’s Transferred Account unless specified otherwise by the Committee pursuant to Section 3.9, shall be distributed to the Participant, in the manner elected by the Participant in accordance with Section 5.3, as soon as administratively practical, but not less than thirty (30) days, after the Participant’s separation from service. For purposes of Section 5, the separation from service of a Participant with one Employer will not interrupt the continuity of participation of such Participant if, concurrently with or immediately after such separation, the Participant is employed by one or more of the other Employers who are participating Employers in accordance with Section 7. In the case of any Participant who is a key employee (as defined in §416(i) of the Code without regard to paragraph (5) thereof), distribution may not be made earlier than the date which is 6 months after the date of separation from service (or, if earlier, the date of death of the Participant). The preceding sentence shall not apply to the extent that none of the stock of the Employer is publicly traded on an established securities market or otherwise. Notwithstanding any provision of the Plan to the contrary, no shares of Common Stock shall be distributed from the Participant’s Stock Account earlier than a date which is 6 months after the date of acquisition of the derivative security (as described in Rule 16b-3 under the Securities Exchange Act of 1934) related to such shares.

(b)	In-Service Account. A Participant’s In-Service Account shall be distributed to the Participant in a single sum, as soon as administratively practical following the date elected by the Participant at the time of the deferral (or as subsequently modified in accordance with Section 5.1) that is any December 31 on or after the sixth anniversary of the date the Participant first makes deferrals to his or her In-Service Account, provided the Participant is still employed with the Employer on that date. If the Participant separates from service before the designated date, distribution shall be made to the Participant, in the form elected by the Participant in accordance with Section 5.3 at the time of such deferral (or as subsequently modified in accordance with Section 5.1), as soon as administratively practical, but not less than thirty (30) days, after the Participant’s separation from service date; provided, that in the case of any Participant who is a key employee (as defined in §416(i) of the Code without regard to paragraph (5) thereof), distribution may not be made earlier than the date which is 6 months after the date of separation from service (or, if earlier, the date of death of the Participant) at any time that any of the stock of the Employer is publicly traded on an established securities market or otherwise.

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5.3	Form of Distribution. Amounts credited to a Participant’s Distribution Account and Transferred Account shall, at the Participant’s election made under Section 5.1 (or subsequently modified in accordance with Section 5.1), be payable to the Participant in a single sum payment or in equal monthly installments over five (5) or ten (10) years. Amounts credited to a Participant’s Stock Account shall be distributed in Common Stock, and except as provided in Section 5.10, all other amounts credited to a Participant’s Distribution Account and Transferred Account shall be payable in cash. Amounts credited to a Participant’s In-Service Account shall be distributed in accordance with Section 5.2 to the Participant in a single sum cash payment valued as of the December 31 elected by the Participant under Section 5.1 and Section 5.2 (or subsequently modified in accordance with Section 5.1) or, in the event of the Participant’s separation from service before said date, shall be payable to the Participant in a single sum cash payment or in equal monthly cash installments over five (5) or ten (10) years, as elected by the Participant under Section 5.1 and Section 5.2.

5.4	Unforeseeable Emergency Distributions. In the event of an Unforeseeable Emergency, all deferrals pursuant to Section 3.3 shall cease and amounts credited to the Participant’s Account as of the date of such emergency shall be paid to the Participant in a single sum payment as soon as administratively practicable after the date of the emergency. Notwithstanding the foregoing: [i] payment shall be limited to the amounts, as determined under regulations issued by the Secretary of the Treasury under Code §409A, necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distributions, after taking into account the extent to which such emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). Any decision of the Committee with respect to the application of the provisions of this section shall have a presumption of correctness, and the burden shall be on Participant to rebut such presumption by a preponderance of the evidence. The Participant shall be provided with a reasonable opportunity to present any and all evidence on his or her behalf. In the absence of regulations issued by the Secretary (or other guidance by the IRS), no distributions shall be made in the event of an Unforeseeable Emergency.

5.5	Disability Distributions. If a Participant becomes Disabled, amounts credited to the Account of such Participant shall be distributed to the Participant as soon as administratively practicable following a determination of such Disability. The form of distribution shall be in accordance with the Participant’s distribution election made in accordance with Section 5.1 and Section 5.3 (or as subsequently modified in accordance with Section 5.1).

5.6	Death Distributions. If a Participant dies before distribution of all the amounts credited to his or her Account, any amounts remaining in the Participant’s Account shall be distributed to such deceased Participant’s designated beneficiary or beneficiaries in the form specified by the Participant in accordance with Section 5.1 and Section 5.3 (or as subsequently modified in accordance with Section 5.1). Payments shall commence as soon as administratively practical after the date of the Participant’s death. If distributions have already commenced before the Participant’s death, the Participant’s designated beneficiary will continue to receive payments according to the same schedule by which distributions had been made to the Participant before his or her death. All beneficiary designations shall be in writing on forms approved by the Committee and shall be filed with the Committee. A Participant may, at any time, revoke or change any beneficiary designation by filing a new written designation with the Committee. If there is no effective beneficiary designation filed with the Committee at the time of the Participant’s death, distribution of amounts otherwise payable to the deceased Participant under the Plan shall be paid in a single sum cash distribution to the personal representative of the Participant’s estate as a part of the Participant’s estate. If a beneficiary designated by the Participant to receive the Participant’s benefits shall survive the Participant but die before receiving all distributions hereunder, the balance thereof shall be paid in a single sum cash distribution to such deceased beneficiary’s estate, unless either (i) the deceased beneficiary designates otherwise by a written beneficiary designation filed with the Committee, in which case such designation shall govern, or (ii) the Participant shall have expressly provided otherwise in the Participant’s beneficiary designation. The Committee, upon making a reasonable effort to ascertain the identity of the proper beneficiary or beneficiaries to receive any amounts payable pursuant to these provisions shall be entitled to rely on information reasonably available to it, and upon making any payments provided herein to any beneficiary believed in good faith by the Committee to be entitled thereto, shall have no further liability to any person for such payments.

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5.7	Disposition of Account on Plan Termination. Upon termination of the Plan in accordance with Section 9.1, distribution of Accounts shall be made, at the time and in the form elected by the Participant, according to the distribution election on file with the Committee at the time of such termination. In addition, the Company may determine, in its sole discretion, to terminate the Plan and cause a distribution of all Accounts in the event of a Change of Control. Notwithstanding any provision of the Plan to the contrary, any Stock Accounts maintained for a Participant shall be distributed in a lump sum payment as soon as administratively practicable following a Change in Control.

5.8	Disposition of Account If Participating Employer Ceases To Be An Affiliated Company. To the extent provided in regulations issued by the Secretary, in the event the Employer employing the Participant ceases to be a subsidiary or affiliated company with Company and thus ceases to be a participating Employer as provided by Section 7.2, the Participant’s deferral election and active participation in the Plan shall cease on the effective date of such event. Distribution of the Participant’s Account shall be made at the time and in the form elected by the Participant pursuant to this Section 5.1 (or as subsequently modified in accordance with Section 5.1), unless the Committee and the Employer agree to transfer the Accounts of affected Participants to a deferred compensation plan of such Employer to be distributed to affected Participants pursuant to the terms of such transferee plan; provided that such transfer can be made in compliance with the provisions of Code §409A and regulations thereunder and without causing to be subject to the amounts to be subject to the additional tax imposed by §409A.

5.9	Accelerated Distributions; Accelerated Vesting. Notwithstanding anything herein to the contrary, and except as provided in Section 5.1 with respect to change elections and 5.7 with respect to distributions upon plan termination, the timing of any distributions pursuant to a Participant’s deferral elections may not be accelerated. Notwithstanding the foregoing, the Committee, in its sole discretion, may [a] accelerate the time when Employer Matching Contributions and Employer Discretionary Contributions vest with respect to a Participant, [b] permit the distribution as may be necessary to fulfill a domestic relations order (as defined in Code §414(p)(1)(B), [c] permit distribution to pay FICA taxes on amounts deferred under the Plan, or [d] upon the Participant’s separation from service with the Employer to make a lump sum cash out by December 31 of the year of separation from service, or within 2 ½ months thereafter, of the remainder of the Participant’s Account which is not greater than $10,000.

5.10	In-Kind Distributions. To the extent a distribution is otherwise permitted under the provisions of this Section 5, the Committee may, in its discretion, and subject to the requirements of the asset, make payment to the Participant or Participant’s beneficiaries in kind in lieu of cash to the extent amounts credited to the Participant’s Account are actually invested in an asset.

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5.11	Tax Withholding. The Committee shall deduct from the distributions under the Plan any federal, state or local withholding or other taxes or charges which the Employer is required to deduct under applicable law. The Employer shall be entitled to deduct from other compensation payable to the Participant, any employment or other tax required to be withheld as amounts are deferred under the Plan.

5.12	Presumed Competency. Every person receiving or claiming payments under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice in a form and manner acceptable to the Committee that such person is incompetent and that a guardian, conservator or other person legally vested with the interest of his or her estate has been appointed. In the event a guardian or conservator of the estate or any person receiving or claiming payments under the Plan shall be appointed by a court of competent jurisdiction, payments under the Plan may be made to such guardian or conservator provided that the proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any such payments so made shall be a complete discharge of any liability or obligation of Employer or the Committee regarding such payments.

5.13	Forfeiture of Unclaimed Benefits. Each Participant shall keep the Committee informed of his or her current address and the current address of his or her beneficiary. The Committee shall not be obligated to search for the whereabouts of any person. If the Committee is unable to locate any person to whom a payment is due under the Plan or a distribution payment check is not presented for payment, such payment shall be irrevocably forfeited at the earlier of: (1) the day preceding the date such payment would otherwise escheat pursuant to any applicable escheat law; or (2) the later of: [i] three (3) years after the date on which the payment was first due; or [ii] ninety (90) days after issuance of the check. Forfeited payments shall be returned to the source of the payment (e.g., if benefits are funded through contributions by the Employer from its general assets, the forfeited payment shall be returned to the Employer; if the forfeited benefit payment is made from trust funds, the forfeited payment shall revert to the trust from which the payment was made).

SECTION 6.
COMMITTEE ADMINISTRATION

6.1	Plan Committee. The Plan shall be administered by the Committee. A Participant who is also a member of the Committee shall not participate in any decision involving an election made by him or her or relating in any way to his or her individual rights, duties and obligations as a Participant under the Plan. The Committee may appoint one or more employees or agents to assist it in administration of the Plan and may delegate its duties under the Plan to such employees or agents.

6.2	Committee Action. A majority of the Committee shall constitute a quorum for the transaction of business. All actions taken by the Committee at a meeting shall be by the vote of a majority of those present at such meeting but any action may be taken by the Committee without a meeting upon written consent signed by all of the members of the Committee.

6.3	Plan Rules and Regulations. The Committee may from time to time establish rules and regulations for the administration of the Plan and adopt standard forms for such matters as elections, beneficiary designations and applications for benefits, provided such rules and forms are not inconsistent with the provisions of the Plan.

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6.4	Determinations by Committee. All determinations of the Committee, including, but not limited to, all questions of construction and interpretation, shall be final, binding and conclusive on all parties and the Committee shall have complete discretion in making such determinations.

6.5	Plan Records. The Committee shall be responsible for maintaining books and records for the Plan.

SECTION 7.
ADOPTION AND WITHDRAWAL

7.1	Adoption by Employers. An Employer authorized by the Committee to participate in this Plan shall adopt the same by written acknowledgment to the Committee. By so adopting the Plan, such Employer designates the Company as the Employer entitled to administer the Plan and to amend or terminate the Plan through the Committee.

7.2	Withdrawal of a Participating Employer. A participating Employer may withdraw from the Plan as of any date upon ninety (90) days’ advance written notice to the Committee, or upon such shorter notice as the Committee, in its sole discretion, may permit. If an Employer shall cease to exist or ceases to be an affiliate of Company, it shall automatically be withdrawn from participation in the Plan effective as of the date it ceases to exist or ceases to be an affiliated company unless a successor organization adopts the Plan with the consent of the Committee in accordance with the provisions of this section.

7.3	Obligation of Employers. Each Employer by adopting the Plan agrees to make all payments required under the Plan to be made or provided to or on behalf of the Participants employed by such Employer, and agrees that the liability for making such payments and providing such benefits shall be the sole and exclusive obligation of such Employer. In addition, each Employer by adopting this Plan agrees to pay all fees and reimburse all expenses to Company as required by the Committee and as agreed to by the parties in connection with the administration of this Plan.

SECTION 8.
CLAIM AND REVIEW PROCEDURES

8.1	Claims Procedure. Any person who believes he or she is being denied any rights or benefits under the Plan may file a claim in writing with the Committee. If the claim is denied (in whole or part), the Committee will notify the claimant of its decision in writing. The notification will be written in a manner intended to be understood by the claimant and will contain [i] reasons for the denial, [ii] reference to pertinent Plan provisions, [iii] a description of additional material or information that is needed, and [iv] information as to the steps to be taken if the claimant wishes to submit a request for review. The notification will be given within ninety (90) days after the claim is received by the Committee (or within one hundred eighty (180) days, if special circumstances require an extension of time for processing the claim, and if written notice of the extension and circumstances is given to the claimant within the initial ninety (90) day period). If notification is not given within this period, the claim will be considered denied as of the last day of such period and the claimant may request review of the claim.

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8.2	Review Procedure. Within sixty (60) days of the receipt by the claimant of the written notice of denial of the claim, or within sixty (60) days after the claim is deemed denied, if applicable, the claimant may file a written request with the Committee that it conduct a review of the claim, including the conducting of a hearing, if considered necessary by the Committee. In connection with the claimant’s appeal of the denial of a benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall make a decision on the claim appeal not later than sixty (60) days after the receipt of the claimant’s request for review, unless special circumstances (such as the need to hold a hearing, if necessary) require an extension of time for processing, in which case the sixty (60) day period may be extended to one hundred and twenty (120) days. The Committee shall notify the claimant in writing of any extension. The decision upon review shall [i] include specific reasons for the decision, [ii] be written in a manner intended to be understood by the claimant, and [iii] contain references to the Plan provisions on which the decision is based.

SECTION 9.
MISCELLANEOUS PROVISIONS

9.1	Amendment or Termination. Company reserves the right to amend, modify, terminate or discontinue the Plan at any time and in a manner which complies with the provisions of Code §409A (and regulations issued thereunder), by appropriate action taken by the Committee, provided, however, that no such action shall reduce the amounts then credited to any Account of any Participant, subject to adjustment for notional investment losses and deemed transaction fees in accordance with Section 4.6 and the claims of the Employer’s general creditors.

9.2	Participant’s Rights Unsecured. The Employer shall remain the owner of amounts deferred under the Plan by its Employees and Directors participating in the Plan. The Participant and the Participant’s beneficiary have only the Employer’s unsecured promise to pay. The rights accruing to the Participant and the Participant’s beneficiary are those of an unsecured general creditor of the Employer. Any contract, policy or other asset which the Employer may utilize to assure itself of the funds to make payment shall not serve in any way as security to the Participant or beneficiary for the Employer’s performance under the Plan. Any account established under the Plan is for bookkeeping purposes only and shall not be considered to create a fund for the Participant or beneficiary.

9.3	Nontransferability/Nonalienability. No right of any Participant or beneficiary to receive any Plan payment shall be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payments whether presently or thereafter payable shall be void. Subject to Section 9.7, any Plan payment due shall not in any manner be subject to debts or liabilities of any Participant, beneficiary or other person.

9.4	Participant Obligation to Furnish Information. Each person entitled to receive a Plan payment, whether a Participant, a duly designated beneficiary, a guardian or otherwise, shall provide the Committee with such information as it may from time to time deem necessary or in its best interest in administering the Plan. Any such person shall also furnish the Committee with such documents, evidence, data or other information as the Committee may from time to time deem necessary or advisable.

9.5	No Right of Employment. The Plan shall not be deemed to constitute a contract of employment between a Participant and the Employer, nor shall any Plan provision restrict the right of the Employer to discharge a Participant, or restrict the right of a Participant to terminate his or her employment.

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9.6	Plan Expenses. Unless paid by the Employer, expenses of administering the Plan shall be paid by the Participants, except as otherwise provided herein, and shall be debited among Participant Accounts in a reasonable manner as determined by the Committee. Expenses that are specific to a Participant’s Account shall be debited solely to such Participant’s Account and shall not be spread among other Participants.

9.7	Offsets. As a condition to eligibility to participate in the Plan, each Participant consents to the deduction from amounts otherwise payable under the Plan to the Participant and the Participant beneficiaries of all amounts owed by the Participant to the Employer and the Company and its affiliates to the maximum extent permitted by applicable law.

9.8	Limitation of Actions. No lawsuit with respect to any benefit payable or other matter arising out or relating to the Plan may be brought before exhaustion of the claim and review procedures set forth in Section 8 and any lawsuit must filed no later than nine (9) months after a claim is denied or be forever barred.

9.9	Governing Law. The Plan shall be construed, administered and governed in all respects under and by the applicable laws of the Commonwealth of Kentucky. By participating in the Plan, the Participant irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Kentucky and of any federal court located in Jefferson County, Kentucky in connection with any action or proceeding arising out of or relating to the Plan, any document or instrument delivered pursuant to or in connection with the Plan.

(Balance of page intentionally left blank)

16

        Executed this 31st day of March, 2005 but effective January 1, 2005.

CHURCHILL DOWNS INCORPORATED
By: /s/Thomas H. Meeker
Title: President & CEO
Date: 3/31/05

17

EXHIBIT A
CHURCHILL DOWNS INCORPORATED
DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2001)

CHURCHILL DOWNS INCORPORATED
DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2001)

Table of Contents

Page

SECTION 1.	ESTABLISHMENT AND PURPOSE OF PLAN	1
1.1.	Establishment and Restatement of Plan	1
1.2.	Purpose of Plan	1

SECTION 2.	DEFINITIONS	1
2.1.	"Account"	1
2.2.	"Board"	1
2.3.	"Compensation"	1
2.4.	"Cause"	2
2.5.	"Code"	2
2.6.	"Committee"	2
2.7.	"Company"	2
2.8.	"Director"	2
2.9.	"Director Fees"	2
2.10.	"Disability" or "Disabled"	2
2.11.	"Distribution Account"	2
2.12.	"Employee"	2
2.13.	"Employer"	2
2.14.	"Hardship"	2
2.15.	"In-Service Account"	3
2.16.	"Participant"	3
2.17.	"Plan"	3
2.18.	"Profit Sharing Plan"	3

SECTION 3.	PARTICIPATION, CONTRIBUTIONS AND DEFERRALS	3
3.1.	Eligibility	3
3.2.	Commencement of Participation	3
3.3.	Revocation of Right to Participate in Plan	3
3.4.	Participant Deferral Elections	4
3.5.	No Deferrals During Long Term Disability	4
3.6.	Revocation/Modification of Deferral Elections	4
3.7.	Employer Matching Contributions	4
3.8.	Employer Discretionary Contributions	4
3.9.	Transfer Contributions	4

SECTION 4.	VESTING AND ADMINISTRATION OF ACCOUNTS	5
4.1.	Credits/Debts to Account	5
4.2.	Establishment of Rabbi Trust	5
4.3.	Vesting of Deferrals	5
4.4.	Vesting of Employer Contributions	5
4.5.	Ownership and Investment of Accounts	5
4.6.	Participant's Right to Direct Investment of Account	5
4.7.	Form of Investment Election	6
4.8.	Effective Date of Investment Election	6
4.9.	Changes to Investment Election	6
4.10.	Assumption of Investment Risk	6

SECTION 5.	DISPOSITION OF PARTICIPANT ACCOUNTS	6
5.1.	Plan Distribution Elections	6
5.2.	Distribution Date	7
5.3.	Form of Distribution	7
5.4.	Hardship Distributions	7
5.5.	Disability Distributions	8
5.6.	Death Distributions	8
5.7.	Disposition of Account on Plan Termination	8
5.8.	Disposition of Account If Participating Employer Ceases To Be An Affiliated Company	9
5.9.	Accelerated Distributions	9
5.10.	In-Kind Distributions	9
5.11.	Tax Withholding	9
5.12.	Presumed Competency	9
5.13.	Forfeiture of Unclaimed Benefits	9

SECTION 6.	COMMITTEE ADMINISTRATION	10
6.1.	Plan Committee	10
6.2.	Committee Action	10
6.3.	Plan Rules and Regulations	10
6.4.	Determinations by Committee	10
6.5.	Plan Records	10

ARTICLE 7.	ADOPTION AND WITHDRAWAL	10
7.1.	Adoption by Employers	10
7.2.	Withdrawal of a Participating Employer	10
7.3.	Obligation of Employers	11

SECTION 8.	CLAIM AND REVIEW PROCEDURES	11
8.1.	Claims Procedure	11
8.2.	Review Procedure	11

SECTION 9.	MISCELLANEOUS PROVISIONS	12
9.1.	Amendment or Termination	12
9.2.	Participant's Rights Unsecured	12
9.3.	Nontransferability/Nonalienability	12
9.4.	Participant Obligation to Furnish Information	12
9.5.	No Right of Employment	12
9.6.	Plan Expenses	12
9.7.	Offsets	13
9.8.	Limitation of Actions	13
9.9.	Governing Law	13

CHURCHILL DOWNS INCORPORATED
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2001)

SECTION 1.
ESTABLISHMENT AND PURPOSE OF PLAN

1.1.

Establishment and Restatement of Plan. The Board established the Churchill Downs Incorporated Deferred Compensation Plan effective April 1, 1999. The plan is amended and restated herein effective January 1, 2001.

1.2.

Purpose of Plan. The purpose of the Plan is to provide eligible executives and directors of Company and its affiliated companies an opportunity to defer to a future date the receipt of base and bonus compensation for services as well as director’s fees.

1.3.

Incentive Compensation Plan (1985) Merger. The Churchill Downs Incorporated Incentive Compensation Plan (1985) (the “Incentive Plan”) is merged into this Plan effective January 1, 2001. Thomas H. Meeker is the sole participant in the Incentive Plan and his Deferred Payment Account under the Incentive Plan is 100% vested. His Deferred Payment Account under the Incentive Plan shall be reflected as a fully vested bookkeeping account under this Plan as transferred funds pursuant to Section 3.9 of this Plan. Said Transferred Account shall be governed by the terms and conditions of this Plan effective January 1, 2001. Meeker shall make an investment election with respect to his Transferred Account in accordance with Section 4.6 and shall make an election for distribution of the Transferred Account on or after his employment termination in accordance with Section 5.3; provided that if Meeker’s employment terminates within eighteen (18) months of said distribution election, the distribution election he made with respect to his Deferred Payment Account under the Incentive Plan shall control.

SECTION 2.
DEFINITIONS

2.1.

“Account” means the Participant’s In-Service Distribution Account, Distribution Account and Transferred Account which are bookkeeping accounts established on the Company’s records showing the amount of the Participant’s accrued: (1) Employer contributions; (2) Compensation and Director’s Fees deferred pursuant to the Participant’s election; (3) in the case of a Transferred Account, deferred compensation transferred to the Plan pursuant to Section 3.9; and (4) any notional earnings and losses accrued thereon.

2.2.	“Board” means Company’s Board of Directors.

2.3.	“Compensation” means the regular base salary and annual bonus or incentive compensation payable by the Employer to the Participant for services performed for the Employer.

2.4.

“Cause,” in connection with the termination of the Participant’s employment with the Employer, means that, in the judgment of the Company’s President, based upon any information or evidence reasonably persuasive to the President, the Participant: [i] willfully engaged in activities or conducted himself or herself in a manner seriously detrimental to the interests of the Employer, Company or its affiliates; or [ii] failed to execute the duties reasonably assigned to him or her in a reasonably timely, effective, or competent manner; provided, however, that the termination of the Participant’s employment because of Disability shall not be deemed to be for Cause and the determination of Cause in the event of the President’s employment termination shall be determined by the Board.

2.5.	“Code” means the Internal Revenue Code of 1986, as amended.

2.6.	“Committee” means the Compensation Committee of the Board.

2.7.	“Company” means Churchill Downs Incorporated, a Kentucky corporation, with its principal place of business at 700 Central Avenue, Louisville, Kentucky 40208.

2.8.	“Director” means a member of an Employer’s board of directors.

2.9.	“Director Fees” means the retainer, meeting and other fees payable by the Employer to a member of an Employer’s board of directors for service performed as a board member.

2.10.

“Disability” or “Disabled” means a physical or mental condition of the Participant which results in the Participant receiving benefits under an Employer’s long term disability insurance plan, or in the event that Participant is not participating in an Employer’s long term disability insurance plan, means a physical or mental condition which in the judgment of the Committee, based on medical reports and other evidence satisfactory to the Committee, prevents the Participant from satisfactorily performing Participant’s usual duties for the Employer or duties of such other job or position which the Employer makes available to Participant and for which the Participant is qualified by reason of training, education or experience.

2.11.

“Distribution Account” means the Account established for the Participant for distribution to the Participant on or after employment termination at the Participant’s election in accordance with Section 5.

2.12.

“Employee” means an individual who is an employee of an Employer and who is part of a select group of management or highly compensated employees of the Employer within the meaning of Labor Reg. §2520.104-23.

2.13.	“Employer” means the Company and any subsidiary or affiliated company that adopts the Plan as to its eligible Employees and Directors pursuant to Section 7.

2.14.

“Hardship” means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or the Participant’s dependent (as defined in Code Section 152(a)), loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control. The need to send a Participant’s child to college or the desire to purchase a home are not considered unforeseeable emergencies that qualify as a “hardship.”

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2.15.

“In-Service Account” means the Account established for the Participant for distribution to the Participant before the Participant’s employment termination with the Employer at the Participant’s election in accordance with Section 5.

2.16.

“Participant” means an Employee or Director who is or has been designated by the Committee as being eligible to participate in the Plan and who has an amount credited to an Account for his or her benefit under the Plan.

2.17.	“Plan” means the Churchill Downs Deferred Compensation Plan as described herein, and as amended from time to time.

2.18.	“Profit Sharing Plan” means the Churchill Downs Incorporated Profit Sharing Plan.

2.19.

“Transferred Account” means the Account established for the Participant, and reflecting deferred compensation transferred to the Plan pursuant to Section 3.9, for distribution to the Participant on or after employment termination at the Participant’s election in accordance with Section 5 or as otherwise specified by the Committee pursuant to Section 3.9.

SECTION 3.
PARTICIPATION, CONTRIBUTIONS AND DEFERRALS

3.1.

Eligibility. The Plan is intended to constitute, and shall be administered to qualify as, a “top hat” plan exempt from the requirements of the Employee Retirement Income Security Act of 1974, as amended, pursuant to Labor Reg. §2520.104-23 and shall be maintained strictly for a select group of management or highly compensated employees as contemplated by said regulation. Subject to the requirements of said regulation, the Committee may designate any of an Employer’s management or highly compensated Employees or an Employer’s Directors as being eligible to participate in the Plan. The Committee shall communicate designation of eligibility to the Employee or Director in writing as soon as administratively practicable.

3.2.

Commencement of Participation. An Employee or Director who is designated as eligible to participate in the Plan in accordance with Section 3.1 shall commence participation on the next January 1 following the date the Employee or Director files his or her deferral election with the Committee, or its designated agent, in accordance with Section 3.4.

3.3.

Revocation of Right to Participate in Plan. The Committee may revoke the right of any Participant to participate in the Plan, which revocation shall be effective with respect to Compensation and Director’s Fees earned and payable after the date of such revocation. The revocation shall not alter or diminish the rights of the Participant with respect to amounts credited to the Participant’s Account before the revocation.

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3.4.

Participant Deferral Elections. An Employee or Director who has been designated as eligible to participate in the Plan may elect, in writing on forms approved by the Committee, to defer the receipt of all or a portion (in one percent (1%) increments) of his or her Compensation and Director’s Fees earned and payable after the effective date of such election and have such amount credited to the Participant’s Account pursuant to the terms of the Plan. The deferral election shall continue from year to year until revoked or modified by the Participant. Deferral elections, and revocation or modifications thereto, must be made during the period of time established by the Committee before the beginning of the calendar year and shall be effective on the January 1 following receipt by the Committee of the completed election form.

3.5.

No Deferrals During Long Term Disability. A Participant may not make deferrals under this Plan during any period that the Participant is receiving benefits under a long term disability plan of an Employer.

3.6.

Revocation/Modification of Deferral Elections. Deferral elections may be revoked or modified by the Participant by notifying the Committee in writing of such revocation or modification on forms available from the Committee. Any revocation or modification of a deferral election shall be effective on the January 1 following receipt by the Committee of a completed revocation/modification form. Deferral elections shall be automatically revoked on the effective date of Plan termination and on the date the Participant becomes ineligible to participate in the Plan.

3.7.

Employer Matching Contributions. The Participant’s Account shall be credited with an Employer matching contribution on base compensation deferrals made to this Plan equal to the matching contribution the Participant would have received under the Profit Sharing Plan (whether or not the Participant participates in the Profit Sharing Plan) but for the dollar limits applicable under the Profit Sharing Plan less any matching contribution allocated to the Participant’s account under the Profit Sharing Plan. No matching contributions shall be made on Transferred Accounts.

3.8.

Employer Discretionary Contributions. The Employer may make additional contributions to the Account or any one or more Participants at its sole discretion. Unless expressly so provided by the Committee, Employer contributions shall not be made to Transferred Accounts. The amount of Employer contributions credited to a Participant’s Account pursuant to this Section 3.8, if any, shall be determined by the Employer in its sole discretion.

3.9.

Transfer Contributions. A Participant may request a transfer to the Plan of contributions deferred under another deferred compensation plan which qualified as an unfunded “top hat” arrangement under Title I of ERISA as well as for income tax purposes. The Committee, in its sole discretion, may elect whether or not to accept transfers from other deferred compensation plans. Unless otherwise specified by the Committee, deferred accounts transferred to this Plan shall be subject to the terms and conditions of this Plan, including but not limited to the time and method of distribution and the Participant shall make a distribution election in accordance with Section 5. No matching contributions shall be made on deferred compensation transferred to the Plan pursuant to this Section 3.9.

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SECTION 4.
VESTING AND ADMINISTRATION OF ACCOUNTS

4.1.

Credits/Debts to Account. Compensation and Director’s Fees deferred under this Plan pursuant to the Participant’s election in accordance with Section 3.4 shall be credited to the Participant’s Account as soon as administratively practical after the date the deferrals would otherwise have been payable to the Participant in accordance with the Employer’s normal payroll practices. Matching contributions under Section 3.7 shall be credited to the Participant’s Account at the time matching contributions are allocated to participant accounts under the Profit Sharing Plan. Employer discretionary contributions made by the Employer pursuant to Section 3.8 shall be credited to the Participant’s Account at the time specified by the Employer.

4.2.

Establishment of Rabbi Trust. The Committee may establish an irrevocable grantor trust to provide itself a source of funds to assist it in satisfying its liability to Participants and their beneficiaries under this Plan. In the event such rabbi trust is established, the Employer shall make cash contributions to the trust in such amounts and at such times as deferrals are made under the Plan and such other amounts and at such other times as the Committee deems appropriate in its sole discretion. Each Employer shall be the sole owner of the assets of the trust as to its participating Employees and Directors, and the assets of the trust shall be subject to the claims of the general creditors of the Employer. The sole interest of Participant and the Participant’s beneficiaries to the assets of the trust shall be as a general creditor of the Employer.

4.3.

Vesting of Deferrals. Compensation and Director’s Fees credited to a Participant’s Account, and notional earnings thereon, shall be one hundred percent (100%) vested and nonforfeitable at all times, subject to adjustment for notional investment losses and deemed transaction fees in accordance with Section 4.6. Transferred Accounts shall be one hundred percent (100%) vested unless otherwise specified by the Committee pursuant to Section 3.9.

4.4.

Vesting of Employer Contributions. A Participant shall be vested in matching contributions credited to his or her Account pursuant to Section 3.7 and Employer discretionary contributions credited to his or her Account pursuant to Section 3.8, and earnings thereon, pursuant to the same vesting schedule applicable to matching contributions and employer discretionary contributions under the Profit Sharing Plan.

4.5.

Ownership and Investment of Accounts. Amounts credited to a Participant’s Account may be kept in any investment vehicles or assets as may be selected by the Committee in its discretion, subject to the right of the Participant to make an investment election in accordance with Section 4.6. Each Employer shall be the owner of all amounts credited to the Accounts of its participating Employees and Directors until paid to the Participant pursuant to Section 5.

4.6.

Participant’s Right to Direct Investment of Account. A Participant may elect to have his or her Account notionally invested in such investment options as are selected by the Committee and made available to Participants for notional investment purposes under the Plan from time to time. The value of a Participant’s Account at any time shall be the value of such underlying notional investments. The Committee shall be under no obligation to make such investments; however, the Committee shall debit or credit, as the case may be, the Participant’s Account with notional earnings or losses as if said investments had actually been made. The Participant’s Account shall be reduced by an amount equal to the brokerage or other transaction costs that would have been incurred in connection with the deemed purchase or sale of an investment. Until such time as investment options are made available by the Committee, a Participant’s Account will be credited with notional interest equal to the prime rate listed in the Money Rates section of The Wall Street Journal on the first business day of the applicable month, plus 100 base points.

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4.7.

Form of Investment Election. The investment election, if any, must be in writing in a form approved by the Committee, and must be delivered to the Committee and otherwise comply with the rules pertaining to such elections as established by the Committee, on or before such date as the Committee may specify to be valid. The election must designate the percentage of the Account to be notionally invested in each investment option selected; provided, however, that the minimum allocable to any notional investment option shall be one percent (1%) and all percentage designations must be in multiples of one percent (1%). If the Participant fails to make a timely election pursuant to this Section 4.7, such Participant’s deferrals shall be invested in a money market fund or its equivalent as designated by the Committee.

4.8.

Effective Date of Investment Election. Any investment election made by the Participant pursuant to this Section 4 shall be effective as soon as administratively practicable after receipt by the Committee, pursuant to procedure established by the Committee and communicated to Participants.

4.9.

Changes to Investment Election. Participants may change their investment allocation elections no more than twelve (12) times during any calendar year. Changes are made either by delivering a new investment election form to the Committee, or via an Internet website designed by the Committee, in accordance with the rules of Section 4 and procedures established by the Committee. Investment allocation changes must be in increments of one percent (1%) and shall be effective in accordance with the rules of Section 4.8.

4.10.

Assumption of Investment Risk. The Participant agrees to assume all risk in connection with any change, including any decrease, in the value of Participant’s Account which is notionally invested pursuant to the Participant’s investment election in accordance with the provisions of this Section 4.

SECTION 5.
DISPOSITION OF PARTICIPANT ACCOUNTS

5.1.

Plan Distribution Elections. Except as otherwise expressly provided herein, amounts credited to a Participant’s Account shall be paid to the Participant in accordance with the Participant’s distribution election; provided, however, that if on the elected distribution date, any notional investment gains or losses cannot then be determined, such distribution shall be delayed until such accounting can be completed. Distribution elections shall be in writing on forms approved by the Committee, shall specify a distribution date in accordance with Section 5.2, shall specify the form of distribution in accordance with Section 5.3, and shall be filed with the Committee upon first becoming eligible to participate in the Plan. A Participant’s In-Service Account distribution election shall specify both an in-service distribution date and a the form of distribution if the Participant’s employment ends before the designated date. A Participant’s In-Service Account distribution election is irrevocable. A Participant may change his or her Distribution Account or Transferred Account (unless otherwise specified by the Committee in accordance with Section 3.9) distribution election at any time; provided, however, that only the most recent election that is at least eighteen (18) months from the Participant’s elected distribution date shall control (or the Participant’s first distribution election if Participant has less than eighteen (18) months of Plan participation); any distribution election that is changed within eighteen (18) months of the distribution date shall be ignored.

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5.2.	Distribution Date.

(a)

Distribution and Transferred Accounts. A Participant’s Distribution Account, and the Participant’s Transferred Account unless specified otherwise by the Committee pursuant to Section 3.9, shall be distributed to the Participant, in the manner elected by the Participant in accordance with Section 5.3, as soon as administratively practical, but not less than thirty (30) days, after the Participant’s employment termination date. For purposes of Section 5, the separation from service of a Participant with one Employer will not interrupt the continuity of participation of such Participant if, concurrently with or immediately after such separation, the Participant is employed by one or more of the other Employers who are participating Employers in accordance with Section 7.

(b)

In-Service Account. A Participant’s In-Service Account shall be distributed to the Participant in a single sum, as soon as administratively practical following the date elected by the Participant that is any December 31 on or after the sixth anniversary of the date the Participant first makes deferrals to his or her In-Service Account, provided the Participant is still employed with the Employer on that date. If the Participant’s employment terminates before the designated date, distribution shall be made to the Participant, in the form elected by the Participant in accordance with Section 5.3, as soon as administratively practical, but not less than thirty (30) days, after the Participant’s employment termination date.

5.3.

Form of Distribution. Amounts credited to a Participant’s Distribution Account and Transferred Account shall, at the Participant’s election, be payable to the Participant in a single sum cash payment or in equal monthly cash installments over five (5) or ten (10) years. Amounts credited to a Participant’s In-Service Account shall be distributed to the Participant in a single sum cash payment valued as of the December 31 elected by the Participant in accordance with Section 5.2 or, in the event of the Participant’s employment termination before said date, at the Participant’s election, shall be payable to the Participant in a single sum cash payment or in equal monthly cash installments over five (5) or ten (10) years.

5.4.

Hardship Distributions. In the event of Hardship, all deferrals pursuant to Section 3.3 shall cease and amounts credited to the Participant’s Account as of the date of such Hardship shall be paid to the Participant in a single sum payment as soon as administratively practicable after the date of the Hardship. Notwithstanding the foregoing: [i] payment shall be limited to the amount reasonable necessary to satisfy the Hardship, and [ii] payment shall not be made to the extent that the Hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause several financial hardship, or by cessation of deferrals under this Plan. Any decision of the Committee with respect to the application of the provisions of this section shall have a presumption of correctness, and the burden shall be on Participant to rebut such presumption by a preponderance of the evidence. The Participant shall be provided with a reasonable opportunity to present any and all evidence on his or her behalf.

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5.5.

Disability Distributions. If a Participant becomes Disabled, amounts credited to the Account of the such Participant shall be distributed to the Participant as soon as administratively practicable following a determination of such Disability. The form of distribution shall be in accordance with the Participant’s distribution election made in accordance with Section 5.3.

5.6.

Death Distributions. If a Participant dies before distribution of all the amounts credited to his or her Account, any amounts remaining in the Participant’s Account shall be distributed to such deceased Participant’s designated beneficiary or beneficiaries in the form specified by the Participant in accordance with Section 5.3. Payments shall commence as soon as administratively practical after the date of the Participant’s death. If distributions have already commenced before the Participant’s death, the Participant’s designated beneficiary will continue to receive payments according to the same schedule as had been made to the Participant before his or her death. All beneficiary designations shall be in writing on forms approved by the Committee and shall be filed with the Committee. A Participant may, at any time, revoke or change any beneficiary designation by filing a new written designation with the Committee. If there is no effective beneficiary designation filed with the Committee at the time of the Participant’s death, distribution of amounts otherwise payable to the deceased Participant under the Plan shall be paid in a single sum cash distribution to the personal representative of the Participant’s estate as a part of the Participant’s estate. If a beneficiary designated by the Participant to receive the Participant’s benefits shall survive the Participant but die before receiving all distributions hereunder, the balance thereof shall be paid in a single sum cash distribution to such deceased beneficiary’s estate, unless either (i) the deceased beneficiary designates otherwise by a written beneficiary designation filed with the Committee, in which case such designation shall govern, or (ii) the Participant shall have expressly provided otherwise in the Participant’s beneficiary designation. The Committee, upon making a reasonable effort to ascertain the identity of the proper beneficiary or beneficiaries to receive any amounts payable pursuant to these provisions shall be entitled to rely on information reasonably available to it, and upon making any payments provided herein to any beneficiary believed in good faith by the Committee to be entitled thereto, shall have no further liability to any person for such payments.

5.7.

Disposition of Account on Plan Termination. Upon termination of the Plan, distribution of Accounts shall be made, at the time and in the form elected by the Participant, according to the distribution election on file with the Committee at the time of such termination.

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5.8.

Disposition of Account If Participating Employer Ceases To Be An Affiliated Company. In the event the Employer employing the Participant ceases to be a subsidiary or affiliated company with Company and thus ceases to be a participating Employer as provided by Section 7.2, the Participant’s deferral election and active participation in the Plan shall cease on the effective date of such event. Distribution of the Participant’s Account shall be made at the time and in the form elected by the Participant pursuant to this Section 5, unless the Committee and the Employer agree to transfer the Accounts of affected Participants to a deferred compensation plan of such Employer to be distributed to affected Participants pursuant to the terms of such plan.

5.9.

Accelerated Distributions. Notwithstanding anything herein to the contrary, the Committee, in its sole discretion, may accelerate the time for distribution of Accounts and, notwithstanding the Participant’s distribution election, may distribute any vested amounts credited to a Participant’s Account in a single sum payment if the Participant is discharged by the Employer for Cause.

5.10.

In-Kind Distributions. Notwithstanding the provisions of this Section 5, the Committee may, in its discretion, and subject to the requirements of the asset, make payment to the Participant or Participant’s beneficiaries in kind in lieu of cash to the extent amounts credited to the Participant’s Account are actually invested in an asset.

5.11.

Tax Withholding. The Committee shall deduct from the distributions under the Plan any federal, state or local withholding or other taxes or charges which the Employer is required to deduct under applicable law. The Employer shall be entitled to deduct from other compensation payable to the Participant, any employment or other tax required to be withheld as amounts are deferred under the Plan.

5.12.

Presumed Competency. Every person receiving or claiming payments under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice in a form and manner acceptable to the Committee that such person is incompetent and that a guardian, conservator or other person legally vested with the interest of his or her estate has been appointed. In the event a guardian or conservator of the estate or any person receiving or claiming payments under the Plan shall be appointed by a court of competent jurisdiction, payments under the Plan may be made to such guardian or conservator provided that the proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. Any such payments so made shall be a complete discharge of any liability or obligation of Employer or the Committee regarding such payments.

5.13

 Forfeiture of Unclaimed Benefits. Each Participant shall keep the Committee informed of his or her current address and the current address of his or her beneficiary. The Committee shall not be obligated to search for the whereabouts of any person. If the Committee is unable to locate any person to whom a payment is due under the Plan or a distribution payment check is not presented for payment, such payment shall be irrevocably forfeited at the earlier of: (1) the day preceding the date such payment would otherwise escheat pursuant to any applicable escheat law; or (2) the later of: [i] three (3) years after the date on which the payment was first due; or [ii] ninety (90) days after issuance of the check. Forfeited payments shall be returned to the source of the payment (e.g., if benefits are funded through contributions by the Employer from its general assets, the forfeited payment shall be returned to the Employer; if the forfeited benefit payment is made from trust funds, the forfeited payment shall revert to the trust from which the payment was made).

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SECTION 6.
COMMITTEE ADMINISTRATION

6.1.

Plan Committee. The Plan shall be administered by the Committee. A Participant who is also a member of the Committee shall not participate in any decision involving an election made by him or her or relating in any way to his or her individual rights, duties and obligations as a Participant under the Plan. The Committee may appoint one or more employees or agents to assist it in administration of the Plan and may delegate its duties under the Plan to such employees or agents.

6.2.

Committee Action. A majority of the Committee shall constitute a quorum for the transaction of business. All actions taken by the Committee at a meeting shall be by the vote of a majority of those present at such meeting but any action may be taken by the Committee without a meeting upon written consent signed by all of the members of the Committee.

6.3.

Plan Rules and Regulations. The Committee may from time to time establish rules and regulations for the administration of the Plan and adopt standard forms for such matters as elections, beneficiary designations and applications for benefits, provided such rules and forms are not inconsistent with the provisions of the Plan.

6.4.

Determinations by Committee. All determinations of the Committee, including, but not limited to, all questions of construction and interpretation, shall be final, binding and conclusive on all parties and the Committee shall have complete discretion in making such determinations.

6.5.	Plan Records. The Committee shall be responsible for maintaining books and records for the Plan.

ARTICLE 7.
ADOPTION AND WITHDRAWAL

7.1.

Adoption by Employers. An Employer authorized by the Committee to participate in this Plan shall adopt the same by written acknowledgment to the Committee. By so adopting the Plan, such Employer designates the Company as the Employer entitled to administer the Plan and to amend or terminate the Plan through the Committee.

7.2.

Withdrawal of a Participating Employer. A participating Employer may withdraw from the Plan as of any date upon ninety (90) days’ advance written notice to the Committee, or upon such shorter notice as the Committee, in its sole discretion, may permit. If an Employer shall cease to exist or ceases to be an affiliate of Company, it shall automatically be withdrawn from participation in the Plan effective as of the date it ceases to exist or ceases to be an affiliated company unless a successor organization adopts the Plan with the consent of the Committee in accordance with the provisions of this section.

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7.3.

Obligation of Employers. Each Employer by adopting the Plan agrees to make all payments required under the Plan to be made or provided to or on behalf of the Participants employed by such Employer, and agrees that the liability for making such payments and providing such benefits shall be the sole and exclusive obligation of such Employer. In addition, each Employer by adopting this Plan agrees to pay all fees and reimburse all expenses to Company as required by the Committee and as agreed to by the parties in connection with the administration of this Plan.

SECTION 8.
CLAIM AND REVIEW PROCEDURES

8.1.

Claims Procedure. Any person who believes he or she is being denied any rights or benefits under the Plan may file a claim in writing with the Committee. If the claim is denied (in whole or part), the Committee will notify the claimant of its decision in writing. The notification will be written in a manner intended to be understood by the claimant and will contain [i] reasons for the denial, [ii] reference to pertinent Plan provisions, [iii] a description of additional material or information that is needed, and [iv] information as to the steps to be taken if the claimant wishes to submit a request for review. The notification will be given within ninety (90) days after the claim is received by the Committee (or within one hundred eighty (180) days, if special circumstances require an extension of time for processing the claim, and if written notice of the extension and circumstances is given to the claimant within the initial ninety (90) day period). If notification is not given within this period, the claim will be considered denied as of the last day of such period and the claimant may request review of the claim.

8.2.

Review Procedure. Within sixty (60) days of the receipt by the claimant of the written notice of denial of the claim, or within sixty (60) days after the claim is deemed denied, if applicable, the claimant may file a written request with the Committee that it conduct a review of the claim, including the conducting of a hearing, if considered necessary by the Committee. In connection with the claimant’s appeal of the denial of a benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall make a decision on the claim appeal not later than sixty (60) days after the receipt of the claimant’s request for review, unless special circumstances (such as the need to hold a hearing, if necessary) require an extension of time for processing, in which case the sixty (60) day period may be extended to one hundred and twenty (120) days. The Committee shall notify the claimant in writing of any extension. The decision upon review shall [i] include specific reasons for the decision, [ii] be written in a manner intended to be understood by the claimant, and [iii] contain references to the Plan provisions on which the decision is based.

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SECTION 9.
MISCELLANEOUS PROVISIONS

9.1.

Amendment or Termination. Company reserves the right to amend, modify, terminate or discontinue the Plan at any time by appropriate action taken by the Committee, provided, however, that no such action shall reduce the amounts then credited to any Account of any Participant, subject to adjustment for notional investment losses and deemed transaction fees in accordance with Section 4.6 and the claims of the Employer’s general creditors.

9.2.

Participant’s Rights Unsecured. The Employer shall remain the owner of amounts deferred under the Plan by its Employees and Directors participating in the Plan. The Participant and the Participant’s beneficiary have only the Employer’s unsecured promise to pay. The rights accruing to the Participant and the Participant’s beneficiary are those of an unsecured general creditor of the Employer. Any contract, policy or other asset which the Employer may utilize to assure itself of the funds to make payment shall not serve in any way as security to the Participant or beneficiary for the Employer’s performance under the Plan. Any account established under the Plan is for bookkeeping purposes only and shall not be considered to create a fund for the Participant or beneficiary.

9.3.

Nontransferability/Nonalienability. No right of any Participant or beneficiary to receive any Plan payment shall be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payments whether presently or thereafter payable shall be void. Subject to Section 9.7, any Plan payment due shall not in any manner be subject to debts or liabilities of any Participant, beneficiary or other person.

9.4.

Participant Obligation to Furnish Information. Each person entitled to receive a Plan payment, whether a Participant, a duly designated beneficiary, a guardian or otherwise, shall provide the Committee with such information as it may from time to time deem necessary or in its best interest in administering the Plan. Any such person shall also furnish the Committee with such documents, evidence, data or other information as the Committee may from time to time deem necessary or advisable.

9.5.

No Right of Employment. The Plan shall not be deemed to constitute a contract of employment between a Participant and the Employer, nor shall any Plan provision restrict the right of the Employer to discharge a Participant, or restrict the right of a Participant to terminate his or her employment.

9.6.

Plan Expenses. Unless paid by the Employer, expenses of administering the Plan shall be paid by the Participants, except as otherwise provided herein, and shall be debited among Participant Accounts in a reasonable manner as determined by the Committee. Expenses that are specific to a Participant’s Account shall be debited solely to such Participant’s Account and shall not be spread among other Participants.

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9.7.

Offsets. As a condition to eligibility to participate in the Plan, each Participant consents to the deduction from amounts otherwise payable under the Plan to the Participant and the Participant beneficiaries all amounts owed by the Participant to the Employer and the Company and its affiliates to the maximum extent permitted by applicable law.

9.8.

Limitation of Actions. No lawsuit with respect to any benefit payable or other matter arising out or relating to the Plan may be brought before exhaustion of the claim and review procedures set forth in Section 8 and any lawsuit must filed no later than nine (9) months after a claim is denied or be forever barred.

9.9.

Governing Law. The Plan shall be construed, administered and governed in all respects under and by the applicable laws of the Commonwealth of Kentucky. By participating in the Plan, the Participant irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Kentucky and of any federal court located in Jefferson County, Kentucky in connection with any action or proceeding arising out of or relating to the Plan, any document or instrument delivered pursuant to or in connection with the Plan.

        Executed this 15TH day of March, 2001 but effective January 1, 2001.

CHURCHILL DOWNS INCORPORATED
By: /s/Thomas H. Meeker

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